                              TRANSFEREE AGREEMENT

     THIS TRANSFEREE AGREEMENT (this "Agreement") is made as of the 21st day of January, 2000 by and between Insignia Financial Group, Inc. ("Transferor"), as a Member of ERX Advisors, LLC, a Delaware limited liability company (the "Company"), and ____________________, an individual who desires to become a Member ("Transferee") pursuant to this Agreement. All capitalized terms used but not defined herein have the same meanings as in the limited liability company agreement of the Company, attached hereto as Annex A (the "LLC Agreement").

     WHEREAS, Transferor is a corporation and desires to enter into this Agreement in order to incentivize and retain in its employ certain individuals and to compensate them for their contributions to the growth and profits of Transferor and thereby induce them to continue to make such contributions in the future;

     WHEREAS, Transferee is an employee of Transferor or a subsidiary of Transferor;

     WHEREAS, in furtherance thereof, and pursuant to and in accordance with the LLC Agreement, this Agreement is designed to Transfer Units in the Company from Transferor to Transferee, subject to forfeiture as provided herein; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the Transfer by Transferor;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions.

     Whenever used herein, the following capitalized terms shall have the meanings set forth below:

     "Cause" means: (a) if Transferee has a written employment agreement with Transferor or a subsidiary of Transferor containing a definition of the term "Cause," such definition; otherwise, (b) (i) engaging in willful or gross misconduct or neglect, (ii) repeatedly failing to adhere to the directions of superiors or the written policies and practices of Transferor or a subsidiary of Transferor, (iii) the commission of a felony or a crime of moral turpitude or any crime involving Transferor or a subsidiary of Transferor, (iv) fraud, misappropriation or embezzlement, (v) a material breach of Transferee's employment agreement (if any) with Transferor or a subsidiary of Transferor, or
(vi) any other illegal act detrimental to Transferor or a subsidiary of Transferor.

     "Managing Member" means the managing member of the Company under the LLC Agreement.

     "Transferred Property" means the Units Transferred to Transferee pursuant to this Agreement, together with all distributions received from the Company in respect thereof, including distributions received in connection with a dissolution of the Company.

     "Unvested Transferred Property" means Transferred Property that continues to be subject to forfeiture pursuant to Section 4 at the time in question.

     "Vested Transferred Property" means Transferred Property that is no longer subject to forfeiture pursuant to Section 4 at the time in question.

     2. Transfer of Units.

     (a) Transferor hereby Transfers ____ Units to Transferee, and Transferee hereby accepts such Units, in each case subject to forfeiture as provided in
Section 4 hereof and the other terms and conditions of this Agreement.

     (b) Transferee will be entered into the records of the Company as the holder of the Units Transferred pursuant to this Agreement, and Transferee shall be subject to the provisions and restrictions set forth in the LLC Agreement.

     3. Effective Date of Agreement.

     This Agreement is effective as of the date first above written. As required by the LLC Agreement, the Managing Member of the Company has approved this Agreement and the Transfer of Units pursuant hereto as evidenced by his signature on the signature page hereto.

     4. Restrictions and Conditions; Forfeiture.

     (a) The Transferred Property is subject to forfeiture back to Transferor during such periods, in such percentage amounts and upon the occurrence of such conditions and events as are set forth on Schedule I attached hereto.

     (b) Except as provided in Section 4(a), Transferee shall have, in respect of the Transferred Property, all of the rights of a Member of the Company, including the right to vote and the right to receive distributions, until such time (if ever) as such Transferred Property is forfeited back to Transferor.

     (c) Upon forfeiture by Transferee of any Transferred Property back to Transferor pursuant to Section 4(a), Transferee shall (A)(i) cease to be a Member of the Company and shall have no further rights to distributions or allocations of Profits and Losses of the Company, if as a result of such forfeiture no Units continue to be held by Transferee, or (ii) continue to be a Member of the Company but shall have no further rights to distributions or allocations of Profits and Losses of the Company in respect of such forfeited Units, if Transferee continues to hold other Units, and (B) be obligated to transfer and deliver to Transferor, without any additional consideration therefor, all other Transferred Property that has been forfeited. Any forfeiture of Units shall, without any further action by the Managing Member, Transferor, Transferee, the Company or any other Person, result in an automatic Transfer of the Units so forfeited hereunder from Transferee to Transferor.

     5. Section 83(b) Tax Election.

     On the date of Transfer of Units to Transferee pursuant to this Agreement, Transferee shall execute three copies of a Section 83(b) Tax Election Form, substantially in the form attached as Annex B hereto with respect to the Units received. Transferee shall promptly file one copy of the Section 83(b) Tax Election Form with the IRS and deliver one copy of the Section 83(b) Tax Election Form to the Special Member. Upon receipt of such duly executed form, the Special Member shall cause such copy to be filed in the records maintained by the Company. Notwithstanding anything contained in this Agreement to the contrary, Transferee's execution and delivery of the Section 83(b) Tax Election Form shall be a condition precedent to Transferor's obligation as may otherwise be provided hereunder to

Transfer Units to Transferee, and the failure of Transferee to satisfy such requirement with respect to the Units shall cause such Units to be forfeited in accordance with Section 4 hereof.

     6. Nontransferability of Unvested Transferred Property.

     Unvested Transferred Property may not be Transferred by Transferee in any manner whatsoever. Vested Transferred Property may be Transferred if and to the extent permitted by Article V of the LLC Agreement.

     7. Miscellaneous.

     (a) Without limiting any power and authority otherwise possessed by Transferor, the Managing Member shall have the full power and authority to interpret and administer this Agreement and any other instrument or agreements relating to this Agreement. The Managing Member's actions in this regard shall be final, conclusive and binding upon all persons, including without limitation Transferor, Transferee and Transferee's beneficiaries.

     (b) The failure of Transferor, Transferee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right Transferor, Transferee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the LLC Agreement.

     (c) Nothing in this Agreement shall confer on Transferee any right to continue in the employ or other service of Transferor or interfere in any way with the right of Transferor to terminate Transferee's employment or other service at any time.

     (d) The Company is an express third-party beneficiary of this Agreement.

     (e) TRANSFEREE EXPRESSLY ACKNOWLEDGES THAT PURSUANT TO SECTION 2.10 OF THE LLC AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THE LLC AGREEMENT THE MANAGING MEMBER HAS NO DUTY TO TRANSFEREE, FIDUCIARY OR OTHERWISE, AND MAY TAKE WHATEVER ACTIONS HE DEEMS APPROPRIATE IN HIS SOLE AND ABSOLUTE DISCRETION, AND TRANSFEREE HEREBY CONFIRMS AND AGREES TO SUCH LIMITATION ON THE DUTY OF THE MANAGING MEMBER.

     8. Notices.

     All notices under this Agreement shall be in writing and delivered personally or by recognized overnight courier, as follows:

                           if to Transferor:

                           Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Adam B. Gilbert

                           if to Transferee:

                           ---------------------------------

                           ---------------------------------

                           ---------------------------------
                           if to the Company:

                           ERX Advisors, LLC
                           c/o Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Andrew L. Farkas

                           with a copy to:

                           Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Jeffrey P. Cohen

     Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8.

     9. Captions.

     The use of captions in this Agreement is for convenience. The captions are not intended to and do not provide substantive rights.

     10. Amendment; Waiver; Severability.

     This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party charged therewith. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

     12. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     TRANSFEROR:

                                     INSIGNIA FINANCIAL GROUP, INC.

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     TRANSFEREE:

                                     Name:

AS REQUIRED BY THE LLC AGREEMENT,
THIS AGREEMENT AND THE TRANSFER
OF UNITS PURSUANT HERETO IS HEREBY
APPROVED BY THE MANAGING MEMBER
OF THE COMPANY:

ANDREW L. FARKAS, in his capacity as
Managing Member of ERX Advisors, LLC


--------------------------------------
Andrew L. Farkas

                                   SCHEDULE I

                             VESTING AND FORFEITURE

DEFINITIONS

For purposes of this Schedule I, the following terms have the meanings set forth below:

     "Award" means a transfer or other direct or indirect grant (by means of direct or indirect transfer, contractual arrangement or otherwise) of Base ERX Equity made by Transferor or a subsidiary thereof, at the direction of the Chief Executive Officer of Transferor, pursuant to and in accordance with the resolutions adopted by the Compensation Committee of the Board of Directors of Transferor on January 14, 2000.

     "Base ERX Equity" means the capital stock of EdificeRex originally issued to Transferor in exchange for or as a result of the actual or deemed (for accounting purposes) contributions made to the equity capital of EdificeRex by Transferor and its subsidiaries, regardless of whether such contributions are made in the form of cash, tangible property or other assets (such as services), but only to the extent that the aggregate amount of such contributions does not exceed $7,500,000 (or such greater amount as may be approved by the Compensation Committee of the Board of Directors of Transferor).

     "Change of Control" means, with respect to EdificeRex, any of the following events, provided such event occurs following satisfaction of the Third-Party Investment Condition: (i) the sale of all or substantially all of the outstanding equity securities of EdificeRex to one or more persons or entities not controlled by Transferor; or (ii) a merger, consolidation or similar transaction involving EdificeRex if as a result thereof the equityholders of EdificeRex immediately prior to such transaction own equity securities representing less than 50% of either the common equity securities of the surviving or resultant entity or the combined voting power of all outstanding securities of the surviving or resultant entity.

     "EdificeRex" means EdificeRex.com, Inc., a Delaware corporation, or any successor thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Liquidity Event" means any of the following events: (i) a sale by EdificeRex of all or substantially all of its assets to one or more persons or entities not controlled by Transferor, in exchange for consideration consisting primarily of cash, Marketable Securities or a combination of both; (ii) a sale of all or substantially all of the outstanding equity securities of EdificeRex to one or more persons or entities not controlled by Transferor, in exchange for consideration consisting primarily of cash, Marketable Securities or a combination of both; (iii) the closing of an initial underwritten public offering of common stock of EdificeRex; (iv) a merger or consolidation of EdificeRex with another entity, as a result of which the holders of the common stock of EdificeRex receive consideration consisting primarily of cash, Marketable Securities or a combination of both; or (v) a liquidation of EdificeRex.

     "Marketable Security" means any security (A) of a class (or series of a class) that is (i) registered under Section 12 of the Exchange Act and (ii) traded or listed on a national securities exchange or The NASDAQ Stock Market, or (B) exchangeable or exercisable for or convertible into a security of a class (or series of a class) that is (i) registered under Section 12 of the Exchange Act and (ii) traded or listed on a national securities exchange or The NASDAQ Stock Market.

     "Minimum Return Condition" means the condition that the value of the portion of Base ERX Equity not subject to any outstanding Award (regardless of whether such Base ERX Equity is still owned by Transferor or one or more of its subsidiaries at such time) is at least equal to the aggregate amount of actual or deemed (for accounting purposes) contributions made to the equity capital of EdificeRex in exchange for the Base ERX Equity, plus an annual, compounded 10% return thereon.

     "Third-Party Investment Condition" means the condition that one or more persons or entities not controlled by Transferor shall have made equity "investments" in EdificeRex in an aggregate amount at least equal to the aggregate amount of actual or deemed (for accounting purposes) contributions made to the equity capital of EdificeRex made by the Company and its subsidiaries in exchange for the Base ERX Equity. For this purpose, (i) the term "investments" shall be broadly interpreted to include any and all contributions of cash or property to the equity capital of EdificeRex, including pursuant to a merger or similar transaction or an initial underwritten public offering of the common stock of EdificeRex, and (ii) contributions of property other than cash shall be valued at fair market value at the time of contribution.

TIME VESTING AND RELATED FORFEITURE EVENTS

Vesting

(1) Transferred Property which is subject to forfeiture back to Transferor upon the occurrence of a forfeiture event specified in this section is hereinafter referred to as "Non-Time-Vested Transferred Property"), and Transferred Property which is not subject to forfeiture back to Transferor upon the occurrence of a forfeiture event specified in this section is hereinafter referred to as "Time-Vested Transferred Property".


(2) Initially, 94% of the Transferred Property is Non-Time-Vested Transferred Property, and 6% of the Transferred Property is Time-Vested Transferred Property. Subject to the following provisions providing for accelerated time-based vesting of Transferred Property under certain circumstances, until the earlier of (i) such time as all of the Transferred Property becomes Time-Vested Transferred Property or (ii) such time as Non-Time-Vested Transferred Property is forfeited back to Transferor pursuant to this Agreement, on the last day of each calendar month following the date of this Agreement, the percentage of Transferred Property that is Non-Time-Vested Transferred Property shall be decreased by 2% (in absolute terms), and the percentage of Transferred Property that is Time-Vested Transferred Property shall be increased by 2% (in absolute terms).

(3) In the event of a Change of Control of EdificeRex, simultaneously with the occurrence thereof 100% of the then Non-Time-Vested Transferred Property shall automatically become Time-Vested Transferred Property.

(4) In the event of an underwritten initial public offering of common stock of EdificeRex, and provided that the managing underwriter(s) of such offering do not object in writing, simultaneously with the closing thereof 50% of the then Non-Time-Vested Transferred Property shall automatically vest and become Time-Vested Transferred Property, and the balance of the Non-Time-Vested Transferred Property shall continue to vest over time in accordance with (2) above.

(5) If Transferee's employment (or other service, if applicable) with Transferor is terminated by Insignia for any reason other than Cause, then all then Non-Time-Vested Transferred Property shall immediately and automatically become Time-Vested Transferred Property.

Forfeiture

If Transferee's employment (or other service, if applicable) with Transferor is terminated (i) by Transferor for Cause, (ii) by Transferee for any reason or
(iii) as a result of the death or disability of Transferee, then all then Non-Time-Vested Transferred Property shall thereupon, and with no further action, be forfeited by Transferee back to Transferor (notwithstanding that such Transferred Property may be Performance-Vested Transferred Property at the
time).

PERFORMANCE VESTING AND RELATED FORFEITURE EVENTS

Performance Vesting

(1) Transferred Property which is subject to forfeiture back to Transferor upon the occurrence of a forfeiture event specified in this section is hereinafter referred to as "Non-Performance-Vested Transferred Property", and Transferred Property which is not subject to forfeiture back to Transferor upon the occurrence of a forfeiture event specified in this section is hereinafter referred to as "Performance-Vested Transferred Property".


(2) If a Liquidity Event occurs and simultaneously therewith or at some point within the 360-day period following the occurrence thereof the Minimum Return Condition is satisfied, 100% of the Transferred Property shall automatically become Performance-Vested Transferred Property simultaneously with the satisfaction of the Minimum Return Condition.

Forfeiture

If (i) a Liquidity Event does not occur within ten (10) years from the date of this Agreement, (ii) a Liquidity Event occurs but the Third-Party Investment Condition has not been or is not satisfied prior to or simultaneously with the occurrence of such Liquidity Event or (iii) a Liquidity Event occurs but the Minimum Return Condition is not satisfied either simultaneously with or at some point within the 360-day period following the occurrence thereof, then all Non-Performance-Vested Transferred Property shall thereupon, and with no further action, be forfeited by Transferee back to Transferor (notwithstanding that such Transferred Property may be Time-Vested Transferred Property at the
time); provided, however, that in the event of the circumstances described in the foregoing clause (iii), Transferor shall afford Transferee a fair opportunity (as determined by the Compensation Committee of the Board of Directors of Transferor in good faith) to forfeit an appropriate portion of the Non-Performance-Vested Transferred Property back to Transferor in lieu of actual satisfaction of the Minimum Return Condition, and if Transferor accepts such opportunity and forfeits the applicable portion of the Non-Performance-Vested Transferred Property, the Minimum Return Condition shall be deemed satisfied and the balance of the Transferred Property shall automatically become Performance-Vested Transferred Property.

EMPLOYMENT AGREEMENT CONTROLS

If at any given time of determination Transferee is a party to a written employment agreement with Transferor (or a subsidiary of Transferor) containing terms that are more favorable to Transferee than those set forth in this
Schedule I, then the more favorable terms of such employment agreement shall control.

                                  SCHEDULE II

MEMBER                        UNITS

Andrew L. Farkas               80
Steve B. Siegel                 4
Ronald Uretta                   4
James A. Aston                  4
Frank M. Garrison               4
Adam B. Gilbert                 4
Jeffrey P. Cohen                4
Edward S. Gordon                1
Alan Rogers                     1
Paul Purcell                    1
Ron Mecshner                    1
Richard Malpica                 1
Jim O'Conner                    2
Larry Vitelli                   1
Alan Froggatt                   1